EXHIBIT 32 - CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Axle & Manufacturing Holdings, Inc. (Issuer) on Form 10-Q for the period ending September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (Report), I, David C. Dauch, Chairman of the Board & Chief Executive Officer of the Issuer, and I, Christopher J. May, Executive Vice President & Chief Financial Officer of the Issuer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ David C. Dauch	/s/ Christopher J. May
David C. Dauch	Christopher J. May
Chairman of the Board &	Executive Vice President &
Chief Executive Officer	Chief Financial Officer
November 3, 2023	November 3, 2023